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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Preliminary Prospectus Supplement dated May 2, 1997 to the Prospectus contained in the Registration Statement (Form S-3 No. 333-19291) of Jacor Communications, Inc. and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 7, 1997.


                                          Ernst & Young LLP

Los Angeles, California
May 2, 1997